Exhibit 99

Company Contact:

Marc P. Flores

President & Chief Executive Officer

MedicalCV, Inc.

(651) 452-3000

MedicalCV, Inc. to Amend 510(k) Submission of Its Automated Surgical

Ablation System for Cardiac Tissue Ablation to Seek Soft Tissue Clearance

- Company Renames Such System the SOLAR™ System -

INVER GROVE HEIGHTS, MINNESOTA—(BUSINESS WIRE)—January 3, 2007—MedicalCV, Inc. (OTCBB: MCVI), a cardiovascular surgery company, announced today that it has determined to amend its 510(k) submission for clearance of its SOLAR™ automated surgical ablation system. The Company will initially seek a soft tissue clearance. The SOLAR System, the latest innovative addition to the company’s family of laser-based systems, is intended to enable precise delivery and consistent dosing of laser energy for ablating tissue by leveraging flexible, fiber-optic technology. The automated SOLAR System will complement the company’s existing and already cleared cardiac tissue ablation platform, the ATRILAZE™ System, which is currently used in both open-heart and minimally invasive cardiac surgery procedures.

After discussions with the U.S. Food and Drug Administration and the Company’s FDA counsel, the Company has determined to amend its application at this time to seek a soft tissue clearance for the SOLAR automated surgical ablation system. Upon such clearance, which is expected to be forthcoming, the Company plans to immediately commence marketing of the SOLAR System for soft tissue ablation. Commensurate with the launch of the SOLAR System, the Company will work with its Scientific Advisory Board to design and implement a protocol to collect clinical data to support a subsequent regulatory submission to obtain a specific clearance of the SOLAR System for cardiac tissue ablation. The Company also anticipates the development of a clinical protocol for an IDE study of the SOLAR System for the specific treatment of atrial fibrillation (“AF”). No medical device on the market currently has FDA labeling for the treatment of AF.

Commenting on these developments, Marc Flores, President and Chief Executive Officer of MedicalCV said, “We are pleased to be working with the FDA in this staged pathway to bring the SOLAR automated surgical ablation system to market quickly, with a clear road map toward obtaining a cardiac tissue indication while being in a position to drive revenues with our family of ablation products. The Company and its Scientific Advisory Board believe that our laser technology platform, as well as an innovative delivery mechanism to provide precise laser ablation for cardiac tissue, will be the key to providing definitive minimally invasive treatment for cardiac arrhythmias in the future.”

About MedicalCV, Inc.

MedicalCV’s ATRILAZE surgical ablation system utilizes laser energy for cardiac tissue ablation concomitant with both open-heart and minimally invasive cardiac surgery procedures. Physicians see precise cardiac ablation as a potentially effective way to address atrial fibrillation in certain patients. Atrial fibrillation, or AF, is the most commonly occurring cardiac arrhythmia. It reduces cardiac output, is a major precursor to congestive heart failure and is associated with an increased incidence of stroke.

MedicalCV’s SOLAR automated surgical ablation system, which is the subject of the pending FDA clearance, utilizes laser energy to ablate soft tissue in various surgical settings.

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements in this release refer to the Company’s expectations regarding the development, regulatory clearance and commercialization of its automated surgical ablation system.  These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance.  Risks and uncertainties that could affect such performance include, but are not limited to, the following: the Company’s ability to fund significant capital needs; the ability to gather acceptable clinical data in a timely manner to support regulatory clearances; the ability of the Company’s capital goods suppliers to provide it with suitable clinical product; competing technological and market developments; physician acceptance of the Company’s cardiovascular products; dependence upon governmental reimbursements and third party suppliers; and the strength of the market for cardiovascular products. For more detailed information about these risks and uncertainties, please review the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on July 20, 2006.

These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or uncertainties after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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